EXHIBIT 10.18

                          Memo on SUWN Debt to Qiang Ma

                              (Company Letterhead)


On September 24, 2007, Sunwin international Neutraceuticals, Inc. has borrowed $430,000 from Mr. Qiang Ma for business purpose with no interest applied. From the negotiation between parties, the debtors of Sunwin International Neutraceuticals, Inc. agree to repay Mr. Qiang Ma a total of $372,900 by April 30, 2009. Therefore, as of September 5, 2008, Sunwin International Neutraceuticals, Inc. owes to Mr. Qiang Ma $57,100 in total.



Sunwin International Neutraceuticals, Inc.

CEO: Dongdong Lin (signature)

Date: 9/5/2008



Qiang Ma (signature)

Date: 9/5/2008